Exhibit 5.1

White & Case LLP

January 15, 2021

FS Development Corp.

600 Montgomery Street, Suite 4500

San Francisco, California 94111

Re:	Registration Statement on Form S-4 (File No. 333-249785)

Ladies and Gentlemen:

We have acted as counsel to FS Development Corp., a corporation organized under the laws of Delaware (“FS Development” or the “Company”), in connection with the preparation and filing of FS Development’s Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an exhibit or schedule thereto), including the proxy statement/prospectus forming a part thereof, relating to shares of FS Development’s Class A common stock, par value $0.0001 per share (the “FS Development Shares”), to be issued by FS Development pursuant to the terms of the agreement and plan of merger, dated as of October 15, 2020 (as may be amended and/or restated from time to time, the “Merger Agreement”), by and among FS Development, FSG Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of FS Development, Gemini Therapeutics, Inc. (“Gemini”), a Delaware corporation, and Shareholder Representative Services LLC, solely in its capacity as representative of the stockholders of Gemini. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

In connection with our opinions expressed below, we have examined originals or copies certified to our satisfaction of the following documents and such other documents, certificates and other statements of government officials and corporate officers of FS Development as we deemed necessary for the purposes of the opinions set forth in this opinion letter: (i) the Registration Statement; (ii) the Merger Agreement; (iii) the form of certificate of incorporation of the Company to become effective upon consummation of the Business Combination; (iv) the form of bylaws of the Company to become effective upon consummation of the Business Combination; and (v) the specimen common stock certificate of the Company. We have also examined the originals, or duplicative or certificated or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion letter. As to questions of fact material to this opinion letter, we have relied, with your approval, upon oral and written representations of FS Development and certificates or comparable documents of public officials and of officers and representatives of FS Development.

In making such examination and rendering such opinions, we have assumed without independent investigation or verification of any kind the genuineness of all signatures, the legal capacity of all natural persons signing all documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents, and the accuracy and completeness of all public records examined by us.

Based upon the foregoing assumptions, and subject to the qualifications set forth in this opinion letter, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the FS Development Shares to be issued by FS Development pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the FS Development Shares have been issued upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such FS Development Shares will be validly issued, fully paid and nonassessable.

We are members of the bar of the State of New York. FS Development is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law.

We hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the FS Development Shares to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. The opinions expressed above are as of the date hereof only, and we assume no responsibility to update this opinion letter, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

Very truly yours,

/s/ White & Case LLP